UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2018

DOLBY LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32431	90-0199783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1275 Market Street

San Francisco, CA 94103-1410

(Address of principal executive offices) (Zip Code)

(415) 558-0200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 8 – Other Events

ITEM 8.01    Other Events

Dolby Laboratories, Inc. (the “Company”) announced that each of (i) Dagmar Dolby, as Trustee of the Dagmar Dolby Trust under the Dolby Family Trust Instrument dated May 7, 1999, and (ii) Dagmar Dolby, as Trustee of the Dagmar Dolby 2016 Trust B, dated March 23, 2016 (collectively, the “Dolby Trusts”), adopted a Rule 10b5-1 trading plan (collectively, the “2018 Trading Plans”) in the second quarter of fiscal 2018. Dagmar Dolby, the Company’s principal stockholder, is the widow of the Company’s founder, Ray Dolby, and mother of David Dolby, a Company director.

The 2018 Trading Plans were established as part of the Dolby Trusts’s investment strategies for asset diversification and liquidity over time. The 2018 Trading Plans were adopted during an “open window” in accordance with guidelines specified by Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and as permitted by the Company’s insider trading policy.

An aggregate of up to 2,600,000 shares of the Company’s Class A Common Stock (or approximately 5.9% of Dagmar Dolby’s aggregate direct and indirect holdings as of March 2, 2018) could be sold under all of the 2018 Trading Plans collectively. Pursuant to the terms of each 2018 Trading Plan, sales thereunder are permitted to commence in April or May 2018, will be based upon pre-established stock price thresholds, will be subject to daily volume limits, and will continue until the earlier of April 2019 or the sale of the maximum number of shares as set forth in each such 2018 Trading Plan. Actual sale transactions will be disclosed publicly through filings with the Securities and Exchange Commission, to the extent required by law.

Rule 10b5-1 allows persons who may be considered insiders to adopt pre-arranged written plans for trading stock. Such a plan establishes predetermined trading parameters that, among other things, do not permit the person adopting the plan to exercise subsequent influence over how, when or whether to effect trades under the plan. Once a plan has been properly adopted, trades may be executed pursuant to the terms of the plan at times when the person would otherwise be restricted from trading by applicable insider trading laws and regulations. Trading plans are designed to allow persons to sell shares in an orderly fashion for asset diversification, liquidity, tax planning and other purposes when they might otherwise be restricted from doing so due to material, non-public information that they might possess at the time of the sale.

The Company does not undertake any obligation to report Rule 10b5-1 trading plans that may be adopted by any of its officers, directors or stockholders in the future, or to report any modifications or terminations of any publicly announced plan, except to the extent required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLBY LABORATORIES, INC.

By:	/s/ Andy Sherman
Andy Sherman
Executive Vice President, General Counsel and Secretary

Date: February 28, 2018